Exhibit 10.2
ANGELICA CORPORATION
2004 EQUITY INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS
(as amended April 4, 2006)

1. Purpose and Nature of Plan. The purpose of this 2004 Equity Incentive Plan for Non-Employee Directors of Angelica Corporation (the “Plan”) is to attract and retain Non-Employee Directors of Angelica Corporation (the “Company”) and to solidify the common interest of Directors and shareholders in enhancing the value of the Company’s common stock.

2. Definitions. The following terms as used in this Plan shall have the meanings ascribed to them below:

(a) Award means an option, shares of Restricted Stock or purchased Stock, or Stock Units granted to an Eligible Director pursuant to the terms of this Plan.

(b) Award Agreement means, in the case of an option, a Stock Option Agreement; in the case of a grant of Restricted Stock, a Restricted Stock Agreement; and in the case of a grant of Stock Units, a Stock Unit Agreement.

(c) Board shall mean the Board of Directors of the Company.

(d) Change of Control means any one of the following:

 (i) the acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of ownership of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

    (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

Angelica Corporation
2004 Equity Incentive Plan for Non-Employee Directors

(iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv) approval by the stockholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(e) Eligible Director shall have the meaning set forth in Section 4.

Angelica Corporation
2004 Equity Incentive Plan for Non-Employee Directors

(f) Fair Market Value of a share of Stock shall mean the fair market value of one share of Stock as of a particular day, which shall be the average of the high and low prices per share of Stock on the New York Stock Exchange on that day, or, if such day is not a trading day, the last preceding trading day.

(g) Restricted Stock is Stock issued under the terms of this Plan pursuant to Section 6 herein and which is subject to the restrictions set forth in Section 6 herein or in any Restricted Stock Agreement that evidences such grant for so long as such restrictions continue to apply to such Stock.

(h) Retainer means the retainer compensation paid to an individual by the Company for such individual’s services as a Director, which retainer is payable without regard to actual attendance at meetings of the Board or its Committees.

(i) Retainer Date means the date on which a Retainer payment is payable to a Director by the Company, which shall be the date of the first regularly scheduled meeting of the Board after May 1 in each year.

(j) Stock shall mean common stock, $1.00 par value, of the Company.

(k) Stock Purchases mean the issuance of Stock purchased pursuant to the terms and conditions of Section 9 herein.

(l) Stock Unit shall mean the right to receive a share of Stock from the Company at a designated time in the future (provided such Stock Unit is vested at such time) which is granted to an Eligible Director pursuant to Section 8 herein and which is subject to the restrictions set forth in Section 8 herein or in any Stock Unit Agreement that evidences such right. The participant does not have the rights of a shareholder until receipt of the Stock.

3. Administration. The Plan shall be administered by the Compensation and Organization Committee of the Board. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee in the administration of the Plan shall be conclusive and binding upon all persons including, without limitation, the Company and Eligible Directors granted benefits under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

Angelica Corporation
2004 Equity Incentive Plan for Non-Employee Directors

4. Participation in the Plan. A member of the Board who is not an employee of the Company or any affiliate of the Company at the time of the grant (“Eligible Director”) shall be eligible to participate in the Plan.

5. Shares Subject to the Plan. Subject to adjustment as provided in Section 10, an aggregate of One Hundred Thousand (100,000) shares of Stock shall be available for issuance under the Plan. The shares of Stock issued under the Plan may be made available from authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions. To the extent that any Award granted under the Plan terminates, expires or is cancelled without having been exercised, the shares covered by such Award shall again be available for grant under this Plan.

6. Restricted Stock. The Committee may grant shares of Restricted Stock pursuant to this Plan. Each grant of shares of Restricted Stock shall be evidenced by a Restricted Stock Agreement containing such restrictions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section 6. The grant date of a Restricted Stock Award shall be the date designated by the Committee and specified in the Restricted Stock Agreement. Each Restricted Stock Agreement shall indicate the date or conditions under which the shares of Restricted Stock shall become vested; provided that all shares of Restricted Stock shall become vested immediately upon a Change of Control.

An Eligible Director shall receive an initial Award of 400 shares of Restricted Stock at the time such individual first becomes an Eligible Director on or after the effective date of this Plan; provided that a Director who received an initial grant under the Company’s 1994 Non-Employee Directors Stock Plan shall not be eligible for an initial Award under this Plan.

7. Stock Options. The Committee may grant options to purchase Stock under the Plan. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. No option shall be granted at less than the Fair Market Value of the shares on the date the options are granted. Each option granted under this Plan shall be evidenced by a written Stock Option Agreement in such form as the Committee shall from time to time approve, which agreement shall include such terms and conditions as may be established by the Committee from time to time in its sole discretion. All options shall be exercisable immediately upon a Change of Control. The option purchase price may be paid (a) by payment in cash or cash equivalent; (b) in the discretion of the Committee, by the delivery of shares of Stock already owned by the Eligible Director for at least six months; (c) in the discretion of the Committee, by using shares of Stock that would otherwise have been received by the Eligible Director upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer); or (d) in the discretion of the Committee, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the Stock Option Agreement.

Angelica Corporation
2004 Equity Incentive Plan for Non-Employee Directors

8. Stock Units. The Committee may grant Stock Units pursuant to this Plan. Each grant of Stock Units shall be evidenced by a Stock Unit Agreement containing such restrictions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section 8. Stock Unit Agreements may, in the discretion of the Committee, provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the Eligible Director would have received if the Eligible Director had been the owner of shares of Stock rather than Stock Units.

(a) Grant Date. The grant date of a Stock Unit shall be the date designated by the Committee and specified in the Stock Unit Agreement as the date the Stock Unit is granted.

(b) Vesting Date of Stock Units. Each Stock Unit Agreement shall indicate the date or conditions under which such Stock Units shall become vested. Upon a Change of Control, all Stock Units then outstanding shall immediately vest.

(c) Issuance of Certificates for Stock. As soon as practical after the time stated in the Stock Unit Agreement, shares of Stock equal to the number of vested Stock Units reflected in the applicable Stock Unit Agreement shall be distributed to the Eligible Director (or the beneficiary(ies) or personal representative of a deceased Eligible Director). Distributions shall be made in shares of Stock, with fractional shares rounded down to the nearest whole share.

(d) Rights as Shareholders. An Eligible Director will not have any shareholder rights, such as rights to vote or to receive dividends or other distributions, with respect to any Stock Units.

9. Stock Purchases. As of each Retainer Date, each Eligible Director whose term as a Director of the Company shall continue thereafter, shall be required to purchase that number of whole shares of Stock as can be purchased with one hundred percent (100%) of such Eligible Director’s Retainer due and payable on such Retainer Date at the Fair Market Value on such date. In the event an Eligible Director is appointed to the Board between Retainer Dates, such Eligible Director shall receive in full payment of his or her Retainer for such partial year the number of whole shares of Stock equal to the product of (i) the number of shares of Stock that would have been purchased for the Eligible Director on the immediately preceding Retainer Date and (ii) the number of whole months from the date of such Eligible Director’s appointment to the Board to the next following Retainer Date divided by twelve. The Stock so purchased will be issued in the name of the Eligible Director. Any balance of a Retainer due and owing to the Eligible Director shall be paid in cash as soon as is practicable after the Retainer Date. Such Stock shall be subject to the following terms and conditions:

(a) Dividend and Voting Rights. Each Eligible Director shall have full dividend and voting rights with respect to Stock issued to him or her pursuant to this Section 9.

Angelica Corporation
2004 Equity Incentive Plan for Non-Employee Directors

(b) Transfer Restrictions. Except as provided in this Section 9(b) and Section 11, Stock issued pursuant to this Section 9 may not be sold or transferred (including, without restrictions, transfer by gift or donation) prior to the third anniversary of the date of purchase of such Stock (the “Period of Restriction”). A legend referring to the foregoing restriction shall be placed on all Stock certificates.

(i) Exercise of Options. An Eligible Director who holds an option which is exercisable under the Company’s 1994 Non-Employee Directors Stock Plan or this Plan may elect, on forms provided for the purpose by the Administrator, to have a certain number of the shares of Stock purchased pursuant to this Section 9 which are not then subject to forfeiture as provided in Section 9(b)(ii) issued in his name in certificate form and delivered to the Administrator for the purpose of being surrendered in connection with the payment of the exercise price of such option. Following such exercise, the Administrator shall receive a number of shares issued pursuant to such option exercise (“Option Shares”) equal to the number of shares of purchased Stock delivered in payment of the exercise price, and shall deliver or cause to be delivered to the Eligible Director the balance of the Stock issued pursuant to such option exercise. The Administrator shall hold the number of option shares equal to the number of shares delivered in payment of the exercise price subject to the same terms and conditions as apply to Stock purchased pursuant to this Section 9, and references herein to Stock shall include such option shares, if any, held by the Administrator for the same Eligible Director.

(ii) Termination of Service as a Director. Except as otherwise provided in this Section 9(b)(ii), when an Eligible Director’s service as a Director terminates for any reason prior to the expiration of the applicable Period of Restriction, the Period of Restriction applicable to all of the Stock purchased by the Eligible Director pursuant to this Section 9 shall terminate automatically. If an Eligible Director resigns as a Director of the Company prior to serving a full ten calendar months subsequent to any Retainer Date after which the Eligible Director’s Retainer has been used to purchase Stock, a number of shares of Stock equal to one-tenth of the total number of shares purchased by the Eligible Director with such Eligible Director’s Retainer after the most recent Retainer Date will be forfeited for each month less than ten that such Eligible Director serves as a Director of the Company after such Retainer Date. Notwithstanding the preceding, no forfeiture shall occur if such Director’s resignation occurs on or after a Change of Control.

(c) Delivery of Certificates. Shares purchased by Eligible Directors pursuant to this Section 9 shall be held in escrow by the Company or by an agent designated by the Company, so long as the transfer restrictions set forth in Section 9(b) remain in effect with respect to such Stock. Certificates for such shares shall be released from escrow,

Angelica Corporation
2004 Equity Incentive Plan for Non-Employee Directors

reissued without the applicable restrictive legend, and delivered to the Eligible Director in whose name the shares are registered promptly upon the termination of the Period of Restriction with respect to such shares.

(d) Additional Securities. Any new or additional shares or other securities to which an Eligible Director becomes entitled during the Period of Restriction due to a stock dividend, stock split, recapitalization, merger or other event involving the shares purchased pursuant to this Section 9 shall be subject to all of the terms and conditions of this Section 9 during the remaining term of the Period of Restriction on the underlying shares. Notwithstanding the preceding, shares of capital stock of a subsidiary of the Company which are issued as a dividend by the Company in connection with the spin-off or split-off of such subsidiary from the Company will not be subject to any of the restrictions set forth in this Section 9 and the certificates representing such shares shall be immediately issuable to the Eligible Director.

10. Adjustment Upon Changes in Stock. If there shall be any change in the Stock subject to the Plan by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made to the aggregate number and kind of shares of Stock or other securities subject to the Plan, to Plan Awards, to the purchase price of outstanding options, and to other terms of the Plan or Awards, as the Committee determines to reflect such changes.

11. Nontransferability. An Eligible Director may not sell, transfer, pledge or otherwise dispose of or encumber his or her Restricted Stock, Stock Units, or Stock Purchases as to which the Period of Restriction has not yet expired (other than by will or by the laws of descent and distribution). Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative; provided, however, options granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). In the event of the death of an Eligible Director, exercise or payment shall be made only:

(a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased Eligible Director or the person or persons to whom the deceased Eligible Director’s rights under the benefit shall pass by will or the laws of descent and distribution; and

(b) To the extent that the deceased Eligible Director or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section, “Permitted Transferee” shall include (i) one or more members of the Eligible Director’s family, (ii) one or more trusts for the benefit of the Eligible Director and/or one or more members of the Eligible Director’s family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the

Angelica Corporation
2004 Equity Incentive Plan for Non-Employee Directors

aggregate interests of the Eligible Director and members of the Eligible Director’s family exceed 80% of all interests. For this purpose, the Eligible Director’s family shall include only the Eligible Director’s spouse, children and grandchildren.

12. Beneficiary. An Eligible Director may designate one or more persons (concurrently, contingently or successively) to whom Restricted Stock, Stock Units, or Purchased Stock will be distributed and by whom stock options will be exercisable if the Eligible Director dies before receiving complete payment of such amounts. Any such designation must be made on a form acceptable to the Company for this purpose, will be effective on the date received by the Company and may be revoked by the Eligible Director by a subsequent written designation delivered to the Company while the Eligible Director is alive. If the Eligible Director fails to designate a beneficiary or if no designated beneficiary survives the Eligible Director, then any such benefit shall be transferred to the Eligible Director’s estate.

13. Limitation of Rights.

(a) No Right to Continue as a Director. Neither the Plan, nor the granting of an Award or any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Eligible Director has a right to continue as a director for any period of time, or at any particular rate of compensation.

(b) No Shareholders’ Rights for Options or Stock Units. Except with respect to adjustments upon changes in the Stock as set forth in this Plan, an Eligible Director shall have no rights as a shareholder with respect to the shares covered by options or Stock Units granted hereunder until the date of the issuance of a stock certificate therefor.

14. Effective Date and Duration of Plan. The Plan shall become effective immediately following approval by the shareholders of the Company. The period during which Awards shall be made under the Plan shall terminate on January 27, 2014 or action by written consent of shareholders at which the Plan was approved (unless the Plan is extended or terminated at an earlier date by shareholders) but such termination shall not affect the terms of any then outstanding Award.

15. Amendment, Suspension or Termination of the Plan. The Board may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent necessary to comply with or get an exemption from any provision of the Code, including regulations thereunder, the Securities Exchange Act of 1934, as amended, or any listing agency, approval of the shareholders will be required for any revision or amendment that shall change the selection or eligibility of Eligible Directors, the number of shares of Stock subject to Awards or any purchase price thereunder, or materially increase the benefits accruing to Eligible Directors under the Plan.

Angelica Corporation
2004 Equity Incentive Plan for Non-Employee Directors

16. Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

17. Use of Proceeds. Proceeds from the sale of Stock pursuant to options granted under the Plan and pursuant to Stock purchased under Section 9 of the Plan shall constitute general funds of the Company.